UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response. . 5.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007 (January 5, 2007)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On January 5, 2007, the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (the “Company”) elected William R. Ringo as a director of the Company.

In accordance with the Company’s Stock Option Grant Program for Non-Employee Directors administered under the Company’s 2000 Stock Incentive Plan (the “2000 Plan”), on January 5, 2007, the Company granted Mr. Ringo an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $6.00 per share, the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant.  The options vest in three equal installments on each of the first, second and third anniversaries of the date of grant, assuming Mr. Ringo’s continued service on the Board for such periods.  The options are subject to the terms and conditions of the 2000 Plan and the Company’s standard form of Nonqualified Stock Option Letter Agreement for Non-Employee Directors, copies of which are filed as Exhibits 10.10 and 10.10.3, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

In connection with Mr. Ringo’s election, Mr. Ringo and the Company also entered into an Indemnification Agreement in the same form as has previously been entered into with the Company’s other directors.  The Indemnification Agreement provides indemnity to Mr. Ringo against liabilities incurred in the performance of his duties to the maximum extent permitted by Delaware corporate law and the Company’s Bylaws.  The Company’s form of Indemnification Agreement is filed as Exhibit 10.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                  On January 5, 2007, the Board approved an amendment to the Company’s Bylaws to allow the Board and its committees to take action without a meeting by electronic transmission in addition to the ability to take action without a meeting by written consent as had been allowed under the Company’s Bylaws prior to the amendment.  A copy of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01                                             Regulation FD Disclosure

On January 8, 2007, the Company issued a press release announcing the election of Mr. Ringo as a director of the Company.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01                                             Other Events

On January 8, 2007, the Company issued a press release announcing that an independent Data Monitoring Committee (DMC) has completed a planned interim analysis of safety data from the Company’s pivotal Phase 2 PROPEL trial of PDX (pralatrexate) in patients with relapsed or refractory peripheral T-cell lymphoma (PTCL), and has recommended that the trial continue per the protocol.  The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

3.1	First Amendment to Bylaws of Allos Therapeutics, Inc.

99.1	Press Release, dated January 8, 2007, entitled “Allos Therapeutics Appoints William R. Ringo to its Board of Directors.”

99.2

Press Release, dated January 8, 2007, entitled “Interim Safety Analysis Supports Continuation of Allos Therapeutics’ Pivotal Phase 2 Trial of its Novel Antifolate PDX in Patients with Peripheral T-cell Lymphoma.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:             January 9, 2007

Allos Therapeutics, Inc.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amendment to Bylaws of Allos Therapeutics, Inc.

99.1	Press Release, dated January 8, 2007, entitled “Allos Therapeutics Appoints William R. Ringo to its Board of Directors.”

99.2

Press Release, dated January 8, 2007, entitled “Interim Safety Analysis Supports Continuation of Allos Therapeutics’ Pivotal Phase 2 Trial of its Novel Antifolate PDX in Patients with Peripheral T-cell Lymphoma.”